                                                                                                                                                                                                                 Exhibit (4.23)
EXECUTION VERSION

AMENDMENT NO. 1
TO
 DEBTOR-IN-POSSESSION CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of January 25, 2012, to the Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as heretofore amended, supplemented or otherwise modified, the “DIP Credit Agreement”) among Eastman Kodak Company (the “Company”), a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, and Kodak Canada Inc. (“Kodak Canada”), as Borrowers, the US Subsidiaries of the Company party thereto, each a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, the Canadian Subsidiaries of Kodak Canada party thereto, the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Agent.

The parties hereto agree as follows:

SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the DIP Credit Agreement.

SECTION 2 . Amendments to the DIP Credit Agreement.

(A) The definition of “Applicable Margin” in Section 1.01 of the DIP Credit Agreement is amended by (1) deleting “8.50%” in part (iii) thereof and replacing it with “7.50%” and (2) deleting “7.50%” in part (iv) thereof and replacing it with “6.50%”.

(B) The definition of “Eurodollar Base Rate” in Section 1.01 of the DIP Credit Agreement is amended by deleting “1.50%” in the proviso thereof and replacing it with “1.00%”.

(C) Section 9.08(a) of the DIP Credit Agreement is amended by replacing “$5,000,000 or an integral multiple of $1,000,000 in excess thereof” with “$1,000,000” in part (iii), subpart (z) in the first proviso thereof.

(D) Schedule 1 to Exhibit C of the DIP Credit Agreement is amended and restated in the form attached hereto as Annex I.

SECTION 3 . Representations of the Loan Parties. Each of the Loan Parties represents and warrants that (i) the representations and warranties set forth in Article 4 of the DIP Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent qualified by materiality, “Material Adverse Effect” or like qualification, in which case such representations and warranties are true and correct in all respects) on and as of the date hereof, and (ii) no Default will have occurred and be continuing on the date hereof.

SECTION 4 . Loan Document. This Amendment shall constitute a Loan Document.

SECTION 5 . Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6 . Effectiveness. This Amendment shall become effective on the date on which the Agent shall have received counterparts hereof executed by the Loan Parties and by each Term Lender.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EASTMAN KODAK COMPANY

By/s/ William G Love

Name: William G Love

Title: Treasurer

KODAK CANADA INC.

By /s/ William G Love

Name: William G Love

Title: Assistant Secretary and Assistant Treasurer

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC

By	/s/ William G Love
	Name:	William G Love
	Title:	Manager

EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER-PACIFIC MEDIA CORPORATION
PAKON, INC.
QUALEX, INC.

By	/s/ William G Love
	Name:	William G Love
	Title:	Treasurer
KODAK PHILIPPINES, LTD. NPEC, INC.

By	/s/ William G Love
	Name:	William G Love
	Title:	Assistant Treasurer

CITICORP NORTH AMERICA, INC.

as Administrative Agent

By/s/ Shane V. Azzara

Name: Shane V. Azzara

Title: Director

TERM LENDERS:

CITICORP NORTH AMERICA, INC.

By/s/ Shane V. Azzara

Name: Shane V. Azzara

Title: Director

ANNEX I

Schedule 1

to

Assignment and Acceptance

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.	Borrower(s):
4.	Agent: Citicorp North America, Inc., as the administrative agent under the Credit Agreement
5.
Credit Agreement: Debtor-in-Possession Credit Agreement, dated as of January 20, 2012, among Eastman Kodak Company, Kodak Canada Inc., the Lenders from time to time party thereto, and Citicorp North America, Inc., as Agent

6.	Assigned Interest[s]:

Assignor[s]1	Assignee[s]2	US or Canadian Revolving Credit Facility or Term Facility3	Aggregate Amount of Commitments for all Lenders4	Amount of Commitments Assigned	Percentage Assigned of Commitment5	CUSIP Number
			$__________	$__________	__________%
			$__________	$__________	__________%
			$__________	$__________	__________%

[7.	Trade Date:	__________________________]6

1      List each Assignor, as appropriate.

2      List each Assignee, as appropriate.

3         Prior to the date on which the unused Term Commitments shall have terminated, any assignment of funded Term Loans shall also include an assignment to the Assignee of a ratable interest in the Assignor’s unused Term Commitment.

4         Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

5         Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

6         To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]